EXHIBIT 5.0

                                Law Offices
                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
TIMOTHY B. MATZ                  12th Floor              PATRICIA J. WOHL
STEPHEN M. EGE             734 15th Street, N.W.         DAVID K. TEEPLES
RAYMOND A. TIERNAN        Washington, D.C.  20005        DAVID MAX SELTZER
GERARD L. HAWKINS                                        ERIC M. MARION
JOHN P. SOUKENIK*               __________
GERALD F. HEUPEL, JR.                                    ________________
JEFFREY A. KOEPPEL
PHILIP ROSS BEVAN       Telephone:  (202) 347-0300       SENIOR COUNSEL
HUGH T. WILKINSON       Facsimile:  (202) 347-2172
KEVIN M. HOULIHAN              WWW.EMTH.COM              W. MICHAEL HERRICK
KENNETH B. TABACH
                                                         OF COUNSEL

*NOT ADMITTED IN D.C.                                    ALLIN P. BAXTER
                                                         JACK I. ELIAS
                                                         SHERYL JONES ALU





                         October 31, 2002

Board of Directors
Independence Community Bank Corp.
195 Montague Street
Brooklyn, New York 44514

Gentlemen:

     We have acted as special counsel to Independence Community Bank Corp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-3 (the "Registration Statement"), which registers for resale 520,716 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be sold by Meridian Capital Group LLC ("Meridian"). Such shares were issued to Meridian pursuant to the terms of an Operating Agreement dated as of October 11, 2002.

     In this regard, we have examined the Certificate of Incorporation and Bylaws, as amended, of the Company, resolutions of the Board of Directors of the Company, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the State of Delaware which are in effect on the date hereof.

     Based upon the foregoing, we are of the opinion as of the date hereof that, when sold by Meridian pursuant to the Registration Statement (including any Prospectus Supplement thereto) the Common Stock will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement.

                              Very truly yours,

                              ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                              By:  /s/ Philip Ross Bevan
                                   ----------------------------
                                   Philip Ross Bevan, a Partner